UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 18, 2012

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	43-0337683
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1 N. Brentwood, St. Louis, Missouri	63105
(Address of principal executive offices)	(zip code)

(314) 863-1100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)On December 18, 2012, Furniture Brands International, Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) that it is below the continued listing criteria under Section 802.01C of the NYSE's listing standards, because the average closing price of the Company's common stock was less than $1.00 over a consecutive 30 trading-day period.

Under the applicable rules of the NYSE, the Company must notify the NYSE within ten business days of receipt of the non-compliance notice that it intends to regain compliance with the NYSE's price criteria. The Company intends to notify the NYSE within this time period that it intends to regain compliance. The Company has six months from its receipt of the non-compliance notice to cure the deficiency and regain compliance by having a closing price of at least $1.00 per share on the last trading day of any calendar month during the six-month cure period and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or by the Company meeting such standards on the last trading day of the cure period.

During the six-month cure period, the Company's common stock will continue to be listed and traded on the NYSE, subject to the Company's continued compliance with the NYSE's other applicable listing rules.

On December 21, 2012, the Company announced, through a press release, its receipt of the non-compliance notice and its intention to regain compliance. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.     Description

99.1	Press release of Furniture Brands International, Inc. dated December 21, 2012, relating to Continued Listing Standards Notice from the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 21, 2012

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Meredith M. Graham
Name:	Meredith M. Graham
Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.     Description

99.1	Press release of Furniture Brands International, Inc. dated December 21, 2012, relating to Continued Listing Standards Notice from the New York Stock Exchange.